SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Part other than the Registrant [    ]

Check the appropriate box:

[    ] Preliminary Proxy Statement
[    ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X  ] Definitve Proxy Statement
[    ] Definitive Additional Materials
[    ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       FIRST COMMUNITY BANCSHARES, INC.
              (Name of Registrant as Specified in Its Charter)


                 (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box)

[ X  ] No fee required
[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       O-11.
[    ] Fee paid previously with preliminary materials
[    ] Check box if any part of the fee is offset as provided by Exchange
Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                      FISRT COMMUNITY BANCSHARES, INC.
                             210 East Harriman
                         Bargersville, Indiana 46106
                              (317) 422-5171

                                  NOTICE OF
                       ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                                MAY 21, 1997

The Annual Meeting of Shareholders of FIRST COMMUNITY BANCSHARES, INC.,
(the "Company"), will be held at the Jonathan Byrd's Cafeteria, Greenwood, Indiana, on May 21, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve three year terms expiring in 2000 or until a successor is elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 12, 1997 will be entitled to vote at the meeting.


                                  By Order of the Board of Directors

                                  /S/ Eugene Morris
                                  ---------------------------------
                                  Eugene Morris, Secretary

Bargersville, Indiana
April 18,1997

         YOUR VOTE IS IMPORTANT! PLEASE MAIL YOUR PROXY PROMPTLY

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

No postage required if mailed in the United States.

                    FIRST COMMUNITY BANCSHARES, INC.
                           210 East Harriman
                      Bargersville, Indiana 46106
                            (317) 422-5171

                           PROXY STATEMENT

                              GENERAL

The accompanying proxy is solicited by the Board of Directors of First Community Bancshares, Inc., an Indiana corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 21, 1997, at 10:00 a.m., local time, or at any adjournment thereof. The meeting will be held at Jonathan Byrd's Cafeteria, Greenwood, Indiana. At the meeting, only stockholders of record at the close of business on March 12, 1997 will be entitled to vote. On that date, the Company's outstanding capital stock consisted of 942,825 shares of Common Stock.

The Company is a one bank holding company which owns First Community Bank and Trust ("First Community").

This Proxy Statement and form of proxy are first being sent or given to shareholders on or about April 18, 1997, together with the Company's 1996 Annual Report to Shareholders and the Form 10-K for the fiscal year ended December 31, 1996.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the meeting.

The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegraph or special letter.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Eugene W. Morris, Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

QUORUM

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted FOR, AGAINST or WITHHELD FROM a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

SHARES HELD IN TRUST

The Trust department of First Community held 44,916 shares of the Company's common stock in regular, nominee and street name accounts on

March 12, 1997 constituting 4.77% of the Company's outstanding shares. Where authorized by law or the governing instrument, those shares will be voted FOR the election of Director(s) and the proposals set forth herein.

         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of March 12, 1997 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director or director nominee of the Company; (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group:


                                            SHARES BENEFICIALLY OWNED
NAME AND ADDRESS                         NUMBER                    PERCENT
-----------------                        -------                   --------
Albert R. Jackson, III                     9,861(1)                  1.05%
5675 N County Rd. 200 W
North Vernon, Indiana 47265

Walter Umbarger                           20,186(2)                  2.14%
899 Peppermill Run
Greenwood, IN 46143

Eugene W. Morris                          20,462(2)                  2.17%
5471 West CR 350 N.
Bargersville, Indiana 46106

Merrill M. Wesemann, M.D.                 82,398(3)                  8.60%
251 E. Jefferson Street
Franklin, Indiana 46131

Roy Martin Umbarger                       16,144(4)                  1.71%
5180 W Road 300 N
Bargersville, Indiana 46106

Frank D. Neese                            51,928                     5.50%
320 North Meridian Street
Indianapolis, Indiana 46204

All Officers, Nominees and               200,979                    21.32%
Directors as a group (6 persons)


(1) Includes 3,750 shares which Mr. Jackson owns as a joint-tenant with his father, brother and sister as to which he disclaims voting and dispositive power.

(2) The shares shown for Messrs. Umbarger and Morris, individually, includes 14,686 shares subject to options immediately exercisable. Mr. Umbarger's shares also includes 2,750 shares owned by Mr. Umbarger's spouse.

(3) The shares shown include 7,702 owned by Dr. Wesemann's spouse and 14,686 shares subject to options immediately exercisable.

(4) The shares shown include 1,301 owned by Mr. Umbarger's spouse and 687 shares owned as a joint-tenant with a minor son and 625 shares owned by his minor son.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements except that Frank Neese filed one late Form 3 and Roy Martin Umbarger amended his Form 3 twice to reflect shares beneficially owned by himself.

                            ELECTION OF DIRECTORS

The following two persons have been nominated as directors of the Company for three year terms expiring at the annual meeting to be held in 2000. The proxy holders named in the accompanying proxy intend, unless authorization to do so is withheld, to vote FOR the election of such person. The proxy holders have also advised that, in the event any nominee is unavailable for election, which is not currently anticipated, they may vote in accordance with their judgment for the election of substitute nominees designated by the Board.

To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. Abstentions and broker non-votes are not considered in tabulating the vote of the shareholders. The persons named in the enclosed form of Proxy, unless otherwise directed therein, intend to vote such Proxy FOR the election of the nominees named below as director for the specified term. If the nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to doubt the availability of the nominee to serve and no reason to believe that the nominee will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought. Cumulative voting is not permitted by the Articles of Incorporation of the Company.

The Board of Directors recommends that the stockholders vote FOR the election of Merrill M. Wesemann, MD and Albert R. Jackson, III as directors of the Company.

Mr. Walter Umbarger is not standing for re-election to the Board of Directors at the Annual Meeting.

The following table sets forth information concerning the nominees for director.


NAME                    AGE         PRINCIPAL OCCUPATION       DIRECTOR       TERM TO
                                                               SINCE          EXPIRE
------                  ----        --------------------       ---------      --------
Merrill M. Wesemann,    63          Chairman of Board,         1991           2000
M.D.                                Medical Doctor

Albert R. Jackson, III  36          President & CEO            NA             2000
                                    First Community Bank


Continuing Directors whose terms are not expiring are:


NAME                    AGE         PRINCIPAL OCCUPATION       DIRECTOR       TERM TO
                                                               SINCE          EXPIRE
--------                ----        ---------------------      ---------      --------

Eugene W. Morris        71          President                  1991           1998

Frank Neese             59          Investment Banker          1996           1999

Roy Martin Umbarger     50          President,                 1996           1999
                                    Umbarger & Sons, Inc.


Additional information regarding the nominees for election as director and the continuing directors of the Company is as follows:

CONTINUING DIRECTORS

Eugene W. Morris was a director of Bargersville Federal Savings Bank ("Bargersville") from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the Company. Mr. Morris also served as Vice President of Bargersville, from June 1975 to
December 1987.   Mr. Morris is currently President and Secretary of the
Company and has been a board member since August 1991. Mr. Morris is also on the Board of Directors of First Community. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance company. Mr. Morris' current term as a Director of the Company expires at the 1998 Annual Meeting. Eugene W. Morris is the father-in-law of Roy Martin Umbarger.

Roy Martin Umbarger has been the President and co-owner of Roy Umbarger
& Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. Mr. Umbarger's current term as a Director of the Company expires at the 1999 Annual Meeting. Roy Martin Umbarger is the son-in-law of Eugene W. Morris.

Frank D. Neese has been an executive with the investment banking firm of Traub & Company, Inc., a market maker for the Registrant, since 1979. He currently serves as the Senior Vice President of Corporate Finance. Mr. Neese also has served as a financial advisor to the Company since 1991. Mr. Neese current term as a Director of the Comapny expires at the 1999 Annual Meeting.

NOMINATED DIRECTORS

Merrill M. Wesemann, M.D. was a Director of Bargersville from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann has succeeded Larry Gates as Chairman of the Board of Directors.

Albert R. Jackson, III has been CEO and CFO for both the Bank and Holding Company since 1996 and President of the Bank since 1994. He is on the Board of Directors of First Community Bank. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of the Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding company, North Vernon 1st Financial Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

For the calendar year 1996, the Board of Directors of the Company met seven (7) times and all Directors attended all of the meetings.

The Board of Directors of the Company has the authority to appoint various committees, but it currently has no standing committees.

OTHER INFORMATION

See also "Stock Ownership of Certain Beneficial Owners and Management."

DIRECTOR COMPENSATION

A. Cash Compensation. A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company, except for Walter Umbarger, are also Directors of First Community, and for the fiscal year ended December 31, 1996, non-employee Directors of First Community received cash compensation of $350 per monthly meeting and $50 per committee meeting for the months of January thru May. Non-employee directors received a monthly retainer of $600 per month for the months of July thru December. The Chairman received $750 per month for the months of July thru December.

Cash compensation for non-employee Directors of First Community has been set for $1,000 per month for 1997. The Chairman's compensation will be $1,150 per month for 1997. First Community provides each of First

Community's Directors with Directors' and Officers' liability insurance.

Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings.

B. Options. The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. Of the 63,594 shares allocated for issuance pursuant to the Plan, 63,592 options to purchase shares have been granted pursuant to the Plan. The Plan is designed to promote the interests of the Company by providing an increased opportunity for directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with the Company's Board of Directors and align their interests and efforts with those of the shareholders.

The Company has granted options to purchase 14,686 shares of Common Stock each to Dr. Wesemann, Walter Umbarger, and Eugene Morris with exercise prices of $5.76 per share. All options vested at the time of grant and expire ten years after the date of grant or ninety (90) days after the date the optionee terminates his or her performance of services for the Company, if earlier.

The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. If any options under the 1992 Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. The 1992 Plan shall terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code. Optionees generally will not be subject to federal income taxation at the time the options are granted. Taxable income will be recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to exercise price paid, plus any income recognized. The Company will be entitled to a tax deduction equal to the amount of income recognized by the optionees.

On May 15, 1996, the shareholders approved the creation of the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 100,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options may be automatically granted to outside directors on a yearly basis in order to provide an incentive to outside Directors of the Company, which grants generally have a term of ten years from the date of grant and are execisiable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term).

In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events ( as determined by the Board of Directors or a committee thereof (the "Committee")), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant holding an incentive stock plan but is entitled to a deduction for amounts taxed as income to holders of nonstatutory stock options.

The Company has not currently issued any options under the 1996 Plan.

                        EXECUTIVE COMPENSATION

The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1996, 1995, and 1994. No executive officers of the Company received compensation exceeding $100,000 during the year ended December 31, 1996


                                 SUMMARY COMPENSATION TABLE

                                    Annual Compensation

                                                                                  Securities
                                                                                  Underlying
Year        Name/Title                 Salary         Bonus         Other         Options
-----       -----------                -------        ------        ------        -----------
1996        Larry W. Gates             $     0            -0-        $    0           -0-

1995        Larry W. Gates             $     0            -0-        $    0           -0-

1994        Larry W. Gates             $74,705            -0-        $1,939           -0-
            President and
            CEO

1996        Albert R. Jackson, III     $62,293        $5,000         $  661           -0-
            Chief Executive Officer
            and Chief Financial
            Officer

1995        Albert R. Jackson, III     $58,782            -0-        $  500           -0-

1994        Albert R. Jackson, III(1)  $25,385            -0-        $    0           -0-


(1) In 1994, Mr. Jackson became the President of First Community. In March, 1996, Mr. Jackson became Chief Executive Officer and Chief Financial Officer of the Company.


LIFE INSURANCE PLAN

The company pays the premiums on a group term life insurance policy for all regular full-time employees who have worked for the Company for 90 days. The amount of coverage under this plan is $50,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

There were no option grants under the 1992 or 1996 Stock Option Plans at Fiscal Year-End at December 31, 1996. The Company has no SAR program or grants.

The following table presents the total number of options exercised by the named executive officers during the Company's year ended December 31, 1996, including the aggregate value of any gains realized on such exercise. The Table also shows information regarding the number and value of unexercised options held by the Named Executive Officers at December 31, 1996.


                          Aggregated Option Exercises
                  In Last Fiscal Year And Fiscal Year-End Values

                   Number and Value of Securities                  Number and Value of Unexercised
                   Underlying Exercised Options                    In-The-Money Options at Fiscal
                   at Fiscal Year-End                              Year End

Name               Shares            Value Realized                Exercisable/       Exercisable/
                   Acquired on       ($)                           Unexercisable      Unexercisable
                   Exercise                                        (#)                ($)
------             ------------      ---------------               --------------     --------------

Larry W. Gates     19,534              $112,516                      None               None

Albert R. Jackson,   None                     0                      None               None
III


           STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company 210 East Harriman Bargersville, IN 46106 (317) 422-5171 no later than December 31, 1997 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

Geo. S. Olive & Company ("Geo. S. Olive"), an independent certified public accounting firm, has audited the accounts of the Company since 1993 and has provided the Company with other services. The Company has chosen Geo. S. Olive as auditor for the current year. Representatives of the firm will attend the Annual Meeting and have the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

                               OTHER BUSINESS

At this time management knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

                                 FORM 10-K

The Company has forwarded to all shareholders a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules which is also the annual report to shareholders.

Such report was filed with the Securities and Exchange Commission on March 26, 1997. Such report does not form any part of the material for the solicitation of Proxies.

Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailings.

                                         By Order of the Board of Directors

                                         April 18, 1997